UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 12, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On March 12, 2013, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the "Company") approved the recommendations of the Nominating and Corporate Governance Committee of the Board (the “Committee”) and has amended the Company's Corporate Governance Guidelines to be consistent with the ISS 2013 U.S. Proxy Voting Summary Guidelines concerning Lead Director duties in the case of a Chairman position being held by the CEO (the “ISS Policy on Lead Director's Duties”).

As a result, the following amendments were adopted by the Board:

-Composition of Board: The Board shall consist of at least two-thirds (2/3) of directors who the Board has determined are “independent” under the rules of the New York Stock Exchange (“NYSE”), as amended, all applicable SEC rules relating to independence of directors, as amended, and subject to independent director guidelines currently annexed as Exhibit “A” to the Company's Corporate Governance Guidelines;
-Composition of Board Committees: The three committees of the Board, being the Audit Committee, the Compensation Committee, and the Nominating Corporate Governance Committee, shall be comprised solely of members who are “independent” under the rules of the NYSE, as amended, all applicable SEC rules relating to independence of directors for specific Board committees, as amended, and subject to independent director guidelines currently annexed as Exhibit “A” to the Company's Corporate Governance Guidelines:
-Lead Director: At all times when the Chairman of the Board ("Chairman") and the Chief Executive Officer ("CEO") are the same individual, or the Chairman of the Board is a member of management, the independent members of the Board shall elect a Lead Director, who in addition to meeting the independence requirements stated above and other criteria set forth in the Company's Corporate Governance Guidelines and By-Laws, must have been an independent member of the Board for at least one (1) year. The Lead Director shall have the following duties and responsibilities:
- presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors, including presiding over at least two (2) regularly scheduled meetings per year for the non-management directors without management present;
-advises the Chairman and CEO of decisions reached and suggestions made at meetings of independent directors/non-management directors;
- serves as liaison between the Chairman and the independent directors;
- approves information sent to the Board;
- approves meeting agendas for the Board;
- approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
- has the authority to call meetings of the independent directors;
- if requested by major shareholders, ensures that he or she is available for consultation and direct communication;
Further, the Board has approved the recommendations of the Compensation Committee of the Board and has amended the Company's Corporate Governance Guidelines to modify its current “clawback policy” to to extend its applicability to (i) all Section 16 officers and (ii) to any other officer holding the title of Senior Vice President or more senior title whose job description includes the function of accounting or financial reporting; and to increase the look-back period for determining the recoupment of incentive compensation from 1 year to 3 years prior the filing of restated financial statements required as a result a material non-compliance of the Company with any financial reporting requirement.

The above summary is qualified in its entirety by reference to the revised Corporate Governance Guidelines which is attached hereto as Exhibit 99.1 and is incorporated herein by reference into Item 7.01.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1	Corporate Governance Guidelines, as amended, of the Company furnished under Item 7.01.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel